Exhibit 10.16

FOXTEL Management Pty Limited

Each Initial Financier named in Schedule 1

Commonwealth Bank of Australia as Facility Agent

Syndicated Revolving Facility Agreement

The Allens contact for this document is Alan Maxton

Allens

Deutsche Bank Place

Corner Hunter and Phillip Streets

Sydney NSW 2000

Tel +61 2 9230 4000

Fax +61 2 9230 5333

www.allens.com.au

© Allens, Australia 2013

Syndicated Revolving Facility Agreement

Contents

1	Definitions and interpretation	1
	1.1 Definitions	1
	1.2 Incorporated definitions	5
	1.3 Common Terms Deed Poll	5

2	Conditions precedent	5
	2.1 Initial conditions precedent	5
	2.2 Conditions precedent to all Funding Portions	5

3	Purpose	6

4	Commitments	6
	4.1 Commitment	6
	4.2 Allocation among Financiers	6
	4.3 Obligations several	6

5	Funding and rate setting procedures	6
	5.1 Delivery of a Funding Notice	6
	5.2 Requirements for a Funding Notice	6
	5.3 Irrevocability of Funding Notice	7
	5.4 Number of Funding Portions	7
	5.5 Amount of Funding Portions	7
	5.6 Selection of Interest Periods	7
	5.7 Consolidation of Funding Portions	7
	5.8 Determination of Funding Rate	8

6	Cancellation of Commitment and Prepayments	8
	6.1 Cancellation of Commitments during the Availability Period	8
	6.2 Cancellation at end of Availability Period	8
	6.3 Voluntary Prepayment	8
	6.4 General provisions regarding prepayment and cancellation	8

7	Interest and Margin	8
	7.1 Interest rate	8
	7.2 Basis of Calculation of Interest	9
	7.3 Payment of Interest	9
	7.4 Margin	9

8	Repayment	9

9	Market Disruption	9
	9.1 Market disruption	9
	9.2 Alternative basis of interest or funding	10
	9.3 Agent’s role and confidentiality	10

10	Anti Money Laundering	10

11	FATCA	11

12	Liquidity Bills	13

13	Fees	13
	13.1 Commitment fee	13
	13.2 Establishment fee	14
	13.3 Agent’s fees	14

14	Interest on Overdue Amounts	14
	14.1 Accrual	14
	14.2 Payment	14

page (i)

Syndicated Revolving Facility Agreement

15	Break Costs	14

16	Assignments	15
	16.1 Assignment by Borrowers	15
	16.2 Assignment by Financiers	15
	16.3 Securitisation	15
	16.4 Substitution certificates	15
	16.5 Change of Lending Office	16
	16.6 No increased costs	16
	16.7 New Borrower	16

17	Relations between Facility Agent and Financiers	16
	17.1 Appointment of Facility Agent	16
	17.2 Facility Agent’s capacity	16
	17.3 Facility Agent’s obligations	17
	17.4 Facility Agent’s powers	17
	17.5 Instructions to Facility Agent	17
	17.6 Assumptions as to authority	18
	17.7 Facility Agent’s liability	18
	17.8 Delegation	18
	17.9 Distribution by Facility Agent	18
	17.10 Facility Agent entitled to rely	18
	17.11 Provision of information	19
	17.12 Indemnity by Financiers	19
	17.13 Independent appraisal by Financiers	19
	17.14 Resignation and removal of Facility Agent	20
	17.15 Institution of actions by Financiers	21
	17.16 Identity of Financiers	21
	17.17 Address for notices to the Facility Agent	21
	17.18 Disenfranchisement for certain Debt Purchase Transactions	21

18	Facility Agent Dealings	22

19	Control Accounts	22

20	Proportionate Sharing	22
	20.1 Sharing	22
	20.2 Arrangements with unrelated parties	23
	20.3 Unanticipated default	23

21	Governing law and jurisdiction	24

22	Counterparts	24

Schedule 1		1
	Initial Financiers	1

Schedule 2		1
	Initial conditions precedent	1

Annexure A		1
	Borrower Assumption Letter	1

Annexure B		1
	Funding Notice	1

page (ii)

Syndicated Revolving Facility Agreement

Annexure C	1
Verification Certificate	1

Annexure D	2
Substitution Certificate	2

page (iii)

Syndicated Revolving Facility Agreement

This Agreement is made on 8 October 2013

Parties

1	FOXTEL Management Pty Limited ABN 65 068 671 938 of 5 Thomas Holt Drive, North Ryde, NSW, 2113 in its own capacity (the Initial Borrower);

2	Each bank or financial institution named in Schedule 1 (each an Initial Financier), and

3	Commonwealth Bank of Australia ABN 48 123 123 124 of Level 22, 201 Sussex Street, Darling Park Tower, Sydney, NSW, 2000 (the Facility Agent).

Recitals

The Initial Borrower has requested the Financiers to provide a facility under which cash advances of up to a maximum of A$300,000,000 may be made available to the Borrowers.

It is agreed as follows.

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

Availability Period means the period commencing on Financial Close and ending on the earlier of:

(a)	one month prior to the Maturity Date; or

(b)	the date on which the Commitments are cancelled in full.

Base Rate for a period means:

(a)	the Screen Rate; or

(b)	if:

(i)	no Screen Rate is available for a term closest to that period; or

(ii)

the basis on which the Screen Rate is calculated or displayed is changed and the Majority Financiers instruct the Facility Agent (after consultation by the Facility Agent with the Initial Borrower) that in their opinion it ceases to reflect the Financiers’ costs of funding to the same extent as at the date of this Agreement, and no new relevant page or service is specified under the definition of ‘Screen Rate’, then the Base Rate will be the rate determined by the Facility Agent to be the arithmetic mean of the buying rates quoted to the Facility Agent by three Reference Banks at or about 10.30am (Sydney time) on the first day of that period provided that, and subject to clause 9, if a Reference Bank does not supply a quotation by the time specified, the applicable Base Rate shall be determined on the basis of the quotations of the remaining Reference Banks. The buying rates must be for bills of exchange accepted by leading Australian banks which have a term closest to the period.

Rates will be expressed as a yield percent per annum to maturity, and if necessary will be rounded to the nearest fourth decimal place.

Borrower means the Initial Borrower or a New Borrower.

Borrower Assumption Letter means a letter substantially in the form of Annexure A.

Syndicated Revolving Facility Agreement

Break Costs means, in relation to a Financier, the amount determined by that Financier as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for, or allocated by the Financier to fund or maintain its commitments under the Finance Documents or the termination or repricing of any interest rate or currency swap or other hedging arrangement (including an internal arrangement) entered into by the Financier in connection with the liquidation or re-employment of those deposits or other funds.

Code means the US Internal Revenue Code of 1986.

Commitment in relation to a Financier means the amount specified opposite the relevant Financier’s name in Schedule 1 as reduced or cancelled under this Agreement.

Common Terms Deed Poll means the common terms deed poll dated 10 April 2012 given by FOXTEL Management Pty Limited, the parties listed in Schedule 1 to that document and others in favour of the Finance Parties (as defined therein).

Existing Commitment Allocation means, in relation to a Financier, that Financier’s unused and drawn commitment under the Existing Syndicated Facility Agreement.

Existing Syndicated Facility Agreement means the Syndicated Bridge Facility Agreement between the Initial Borrower and others dated 10 April 2012 (as amended from time to time).

Exposure means, in respect of a Financier, the aggregate Principal Outstanding in respect of that Financier under the Facility at that time.

Facility means the A$300,000,000 revolving cash advance facility made available to the Borrowers under this Agreement.

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)

any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)

in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

Syndicated Revolving Facility Agreement

FATCA Exempt Party means a party that is entitled to receive payments free from any FATCA Deduction.

Finance Document means:

(a)	this Agreement;

(b)	any Swap Agreement to which a Financier is a counterparty;

(c)	the Common Terms Deed Poll;

(d)	any Guarantee Assumption Deed Poll;

(e)	any Borrower Assumption Letter;

(f)	any Substitution Certificate;

(g)	any Subordination Deed;

(h)	any document under which a Transaction Facility is provided; or

(i)	any other document or agreement agreed in writing to be a Finance Document for the purposes of this Agreement by the Initial Borrower and the Facility Agent,

or any document or agreement entered into or given under or in connection with, or for the purpose of amending or novating, any of the above

Finance Party means:

(a)	the Facility Agent; or

(b)	any Financier.

Financial Close means the date (on or before 31 October 2013) on which the Facility Agent has issued a notice specifying that all conditions precedent referred to in clause 2.1 have been satisfied or waived.

Financier means:

(a)	any Initial Financier; or

(b)	any Substitute Financier,

unless they have ceased to be a Financier in accordance with this Agreement.

Funding Date means the date on which a Funding Portion is provided or redrawn, or is to be provided or redrawn, to or by a Borrower under this Agreement.

Funding Notice means a notice in the form of Annexure B.

Funding Portion means each portion of the Commitments provided under this Agreement which has the same Funding Date and Interest Period.

Funding Rate means, in respect of an Interest Period, the aggregate of:

(a)	the Base Rate for that Interest Period; and

(b)	the Margin.

Interest Payment Date means the last day of each Interest Period.

Interest Period means a period determined under clause 5.6.

Lending Office means, in respect of a Financier, the office of that Financier set out opposite its name in Schedule 1, or any other office notified by the Financier under this Agreement.

Liquidity Bill means a Bill drawn under clause 12.

Majority Financiers means Financiers whose aggregate Exposure is more than two thirds of the Total Exposure.

Syndicated Revolving Facility Agreement

Margin means at any time the rate calculated in accordance with clause 7.4.

Market Disruption Event means:

(a)

at or about noon on the first day of the Interest Period, the Screen Rate is not available and none or only one of the Reference Banks provides a rate to the Facility Agent to determine the Bank Bill Rate for the relevant Interest Period (in which case each Financier participating in the relevant Funding Portion will be an Affected Financier); or

(b)

before 5.00 pm (Sydney time) on the Business Day after the first day of the relevant Interest Period, the Facility Agent receives notifications in good faith from Financiers whose participation in the relevant drawdown is, or will be, equal to or greater than 33% of the principal amount under the drawdown, that as a result of market circumstances not limited to it, the cost of obtaining matching deposits in the Australian bank bill market to those Financiers would be in excess of the Bank Bill Rate or it is unable to obtain matching deposits in the Australian bank bill market (in which case an Affected Financier will be a Financier which gives such a notice).

Maturity Date means the date that is 5 years after the date of this Agreement.

New Borrower means any Guarantor incorporated in Australia which accedes to this Agreement as a Borrower in accordance with clause 16.7.

Net Commitment means, in relation to a Financier, that Financier’s Undrawn Commitment minus that Financier’s Existing Commitment Allocation (if any).

Principal Outstanding means, at any time, the aggregate principal amount of all outstanding Funding Portions under the Facility at that time.

Pro Rata Share of a Financier, in respect of a Funding Portion, means the proportion of that Financier’s participation in that Funding Portion to the amount of that Funding Portion. That proportion will be determined under clause 4.2.

Reference Bank means:

(a)	Commonwealth Bank of Australia;

(b)	Westpac Banking Corporation;

(c)	Australia and New Zealand Banking Group Limited; or

(d)	National Australia Bank Limited,

or such other person as the Facility Agent and the Initial Borrower may agree.

Retiring Financier means a Financier who has assigned or transferred any of its rights or obligations under clause 16 and who is a party to a Substitution Certificate.

Screen Rate means the average bid rate displayed at or about 10.15am (Sydney time) on the first day of the relevant period on the Reuters screen BBSY page for a term closest to the relevant period.

If the agreed page is replaced, the service ceases to be available, or the basis on which that rate is calculated or displayed is changed and the Majority Financiers instruct the Facility Agent (after consultation by the Facility Agent with the Initial Borrower) that in their opinion it ceases to reflect the Financiers’ cost of funding to the same extent as at the date of this Agreement, the Facility Agent on the instructions of the Majority Financiers may specify another page or service displaying the appropriate rate after consultation by the Facility Agent with the Initial Borrower.

Substitute Financier means the person substituted by a Financier under clause 16.4.

Syndicated Revolving Facility Agreement

Substitution Certificate means a certificate substantially in the form of Annexure D.

Total Exposure means, at any time, the aggregate Exposure of all Financiers at that time.

Total Undrawn Commitments means, at any time, the aggregate of the Undrawn Commitments of all Financiers at that time.

Transaction Facility means any facility provided by a Finance Party to any one or more of the Transaction Parties.

Undrawn Commitment means, in respect of a Financier at any time, the Commitment of that Financier at that time less the Principal Outstanding provided by that Financier at that time.

US Tax Obligor means:

(a)	a Borrower which is resident for tax purposes in the United States of America; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.

1.2	Incorporated definitions

Unless expressly defined in this Agreement, capitalised terms defined in the Common Terms Deed Poll have the same meaning in this Agreement.

1.3	Common Terms Deed Poll

(a)

This Agreement and the rights and obligations of the parties to it are subject to the terms and conditions of the Common Terms Deed Poll which are deemed to be incorporated in full into this Agreement as if expressly set out in this Agreement (with the necessary changes).

(b)	Each Finance Document is a Finance Document for the purposes of the Common Terms Deed Poll.

2	Conditions precedent

2.1	Initial conditions precedent

The right of a Borrower to give the first Funding Notice and the obligations of each Financier under this Agreement are subject to the condition precedent that the Facility Agent receives all of the items described in Schedule 2 in form and substance satisfactory to the Facility Agent (acting on the instructions of all Financiers). The Facility Agent shall notify the Borrowers and the Financiers promptly upon being so satisfied.

2.2	Conditions precedent to all Funding Portions

The right of a Borrower to give a Funding Notice and the obligations of each Financier to make available financial accommodation under this Agreement are subject to the further conditions precedent that as at the date of the relevant Funding Notice and relevant Funding Date:

(a)

representations and warranties: each representation and warranty given under a Finance Document (other than the representation and warranty in clause 4.1(m) of the Common Terms Deed Poll) is true and correct in all material respects, and is not misleading in any material respect as though they had been made in respect of the facts and circumstances then subsisting; and

(b)	no Default: no Event of Default or, except in relation to a rollover of an existing drawing, Potential Event of Default, is continuing or will result from the Funding Portion being provided.

Syndicated Revolving Facility Agreement

3	Purpose

Each Borrower shall use the net proceeds of all accommodation provided under the Facility to:

(a)	refinance the Existing Syndicated Facility Agreement; and

(b)	fund the general working capital and corporate requirements of the FOXTEL Group.

4	Commitments

4.1	Commitment

(a)

Subject to this Agreement, whenever a Borrower requests a Funding Portion in a Funding Notice, each Financier shall provide its Pro Rata Share of that Funding Portion to the Facility Agent in Same Day Funds in Dollars by 12 noon on the relevant Funding Date for the account of that Borrower, except to the extent the Funding Portion continues a previous Funding Portion. On receipt the Facility Agent shall pay it to the relevant account specified in the Funding Notice.

(b)	A Financier is not obliged to make available its Pro Rata Share in a Funding Portion if as a result its participation in all outstanding Funding Portions would exceed its Commitment.

4.2	Allocation among Financiers

Each Financier shall participate in each Funding Portion rateably according to its Commitment.

4.3	Obligations several

The obligations and rights of each Financier under this Agreement are several and:

(a)	failure of a Financier to carry out its obligations shall not relieve any other Financier of its obligations;

(b)	no Financier shall be responsible for the obligations of any other Financier or the Facility Agent; and

(c)	subject to the provisions of the Finance Documents each Financier may separately enforce its rights under any Finance Document.

5	Funding and rate setting procedures

5.1	Delivery of a Funding Notice

(a)	If a Borrower requires the provision of a Funding Portion, it must deliver a Funding Notice to the Facility Agent.

(b)	The Facility Agent must notify each Financier of:

(i)	the contents of each Funding Notice; and

(ii)	the amount of that Financier’s Pro Rata Share of the Funding Portion requested,

as soon as reasonably practicable and in any event within 1 Business Day after the Facility Agent receives a Funding Notice under clause 5.1(a).

5.2	Requirements for a Funding Notice

A Funding Notice to be effective must be:

(a)	in writing in the form of, and specifying the matters required in, Annexure B; and

(b)	received by the Facility Agent before 11.00 am on a Business Day at least 2 Business Days before the proposed Funding Date (or any shorter period that the Facility Agent agrees in writing).

Syndicated Revolving Facility Agreement

5.3	Irrevocability of Funding Notice

A Borrower is irrevocably committed to draw Funding Portions from the Financiers in accordance with each Funding Notice issued by it.

5.4	Number of Funding Portions

The Borrowers shall ensure that there are no more than 10 Funding Portions outstanding at any time.

5.5	Amount of Funding Portions

The Borrowers shall ensure that each Funding Portion is:

(a)	a minimum of A$10,000,000 and an integral multiple of A$5,000,000; or

(b)	equal to the Total Undrawn Commitments.

5.6	Selection of Interest Periods

(a)	Each Borrower must select the Interest Period which is to apply to a Funding Portion requested by it in the Funding Notice delivered for that Funding Portion.

(b)	Each Interest Period must be of 1, 2 or 3 months or any other period that the Facility Agent agrees with the relevant Borrower.

(c)	If an Interest Period ends on a day which is not a Business Day, it is regarded as ending on the next Business Day in the same calendar month or, if none, the preceding Business Day.

(d)	An Interest Period for a Funding Portion commences either on the first Funding Date for that Funding Portion or on the last day of the immediately preceding Interest Period for that Funding Portion.

(e)	No Interest Period may end after the Maturity Date.

(f)	If a Borrower:

(i)	fails to select an Interest Period for a Funding Portion under clause 5.6(a); or

(ii)	selects an Interest Period in a manner which does not comply with this clause 5.6,

then the Facility Agent may vary any Funding Notice to ensure compliance.

(g)

If a Borrower fails to give a Funding Notice in accordance with this clause 5 in respect of a Funding Portion which is to be continued by the provision of a new Funding Portion on the last day of its Interest Period, it will be taken to have given a Funding Notice electing to redraw that Funding Portion for the same Interest Period as the previous Interest Period.

5.7	Consolidation of Funding Portions

If two or more Funding Portions have Interest Periods which are of the same duration, then those Funding Portions will be consolidated into, and treated as, a single Funding Portion.

Syndicated Revolving Facility Agreement

5.8	Determination of Funding Rate

(a)

The Facility Agent must notify each Financier and each Borrower of the Funding Rate for an Interest Period promptly, and in any event within 2 Business Days, after it has made its determination of the applicable Base Rate.

(b)	In the absence of manifest error, each determination of the Base Rate by the Facility Agent is conclusive evidence of that rate against the Borrowers.

6	Cancellation of Commitment and Prepayments

6.1	Cancellation of Commitments during the Availability Period

(a)	A Borrower may cancel all or part of the Total Undrawn Commitments by giving the Facility Agent at least 3 Business Days notice.

(b)	A partial cancellation of the Total Undrawn Commitments may only be made in a minimum amount of A$10,000,000 and in an integral multiple of A$1,000,000.

(c)	The Commitment of a Financier is cancelled rateably in accordance with the proportion its Undrawn Commitment bears to the Total Undrawn Commitments.

6.2	Cancellation at end of Availability Period

At 5.00 pm (Sydney time) on the last day of the Availability Period, the Undrawn Commitment of the Financiers will be cancelled.

6.3	Voluntary Prepayment

(a)

A Borrower may prepay all or part of the Principal Outstanding by giving the Facility Agent at least 5 Business Days notice. That notice is irrevocable. The Borrower shall prepay in accordance with it.

(b)	A prepayment of part only of the Principal Outstanding must be for a minimum of A$5,000,000 and in an integral multiple of A$1,000,000.

(c)	Any amount prepaid under this clause may be redrawn.

6.4	General provisions regarding prepayment and cancellation

(a)	A Borrower may make a prepayment under clause 6.3 only on a Business Day.

(b)

All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except that the relevant Borrower will be liable for any Break Costs arising as a consequence of the prepayment of all or any part of a Funding Portion other than on the last day of its Interest Period.

(c)	No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(d)	Prepayment of an amount under this clause will be applied rateably among the Financiers according to their Pro Rata Share in the Principal Outstanding.

7	Interest and Margin

7.1	Interest rate

Interest accrues from day to day on the outstanding principal amount of each Funding Portion at the rate per annum determined by the Facility Agent to be the Funding Rate for the relevant Interest Period.

Syndicated Revolving Facility Agreement

7.2	Basis of Calculation of Interest

Interest will be calculated on the basis of a 365 day year and for the actual number of days elapsed from and including the first day of each Interest Period to (but excluding) the last day of the Interest Period or, if earlier, the date of prepayment or repayment of the Funding Portion in accordance with this Agreement.

7.3	Payment of Interest

Each Borrower shall pay that accrued interest on any Funding Portion made available to it in arrears on each Interest Payment Date.

7.4	Margin

The Margin for a Funding Portion will be determined by reference to the table below based on the Total Debt to EBITDA Ratio of the FOXTEL Group as shown in the most recent Compliance Certificate delivered under clause 5.1 of the Common Terms Deed Poll as at the most recent Calculation Date. Any Margin adjustment will take effect on the first day of the next Interest Period for a Funding Portion.

Total Debt to EBITDA	Margin
above 3.5	2.50% p.a.
above 3.0 but ≤ 3.5	2.15% p.a.
above 2.5 but ≤ 3.0	1.90% p.a.
above 2.0 but ≤ 2.5	1.70% p.a.
above 1.5 but ≤ 2.0	1.55% p.a.
≤ 1.5	1.50% p.a.

8	Repayment

(a)	Each Borrower shall repay each Funding Portion drawn by it on the last day of its Interest Period except to the extent it has been continued by the provision of a new Funding Portion on that day.

(b)	Amounts repaid under paragraph (a) are available for redrawing in accordance with this Agreement.

(c)	Repayment of a Funding Portion will be applied rateably among the Financiers according to their Pro Rata Share in the Principal Outstanding of the Funding Portion repaid.

(d)	All Funding Portions must be repaid in full on the Maturity Date.

9	Market Disruption

9.1	Market disruption

(a)

If the Facility Agent determines that a Market Disruption Event occurs in relation to a Funding Portion for any Interest Period, then it shall promptly notify the Initial Borrower and the Financiers, and the rate of interest on each Affected Financier’s participations in that Funding Portion for that Interest Period shall be the rate per annum which is the sum of:

Syndicated Revolving Facility Agreement

(i)	the Margin; and

(ii)

the rate notified to the Facility Agent by that Affected Financier as soon as practicable and in any event no later than the Business Day before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Affected Financier of funding its participation in that Funding Portion from whatever source or sources it may reasonably select.

(b)

Each Affected Financer shall determine the rate notified by it under sub-paragraph (a)(ii) above in good faith. The rate so notified and any notification under paragraph (b) of the definition of Market Disruption Event, will be conclusive and binding on the parties in the absence of manifest error.

9.2	Alternative basis of interest or funding

(a)

If a Market Disruption Event occurs and the Facility Agent or the Initial Borrower so requires, the Facility Agent and the Initial Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)

Any alternative basis agreed pursuant to paragraph (a) above shall only apply with the prior consent of all the Financiers and the Initial Borrower, and then shall be binding on all parties to this Agreement.

(c)	The Facility Agent shall promptly inform the Initial Borrower and each Financier of any alternative basis agreed under this clause 9.2.

9.3	Agent’s role and confidentiality

(a)	The Facility Agent shall promptly notify to the Initial Borrower:

(i)	on request any rate, or other information notified or specified by a Financier under this clause 9; and

(ii)	if there is a Market Disruption Event, the identity of any Financier or Financiers giving a notification under paragraph (b) of the definition of Market Disruption Event.

(b)

Each of the Facility Agent and the Initial Borrower shall keep confidential and not disclose to any other Financier or any other person except the Borrowers, any information relating to a Financier described in paragraph (a) above. The Facility Agent shall ensure that its officers and employees involved in performing its functions as Facility Agent keep that information confidential and do not disclose it or allow it to be available to any other person or office within the Facility Agent.

(c)	However, the Facility Agent, the Initial Borrower or its officers or employees may disclose such information:

(i)	to the extent required by any applicable law or regulation; or

(ii)	to the extent it reasonably deems necessary in connection with any actual or contemplated proceedings or a claim with respect to this clause 9.

Syndicated Revolving Facility Agreement

10	Anti Money Laundering

(a)	Each Borrower agrees that a Financer may delay, block or refuse to process any transaction without incurring any liability if that Financier suspects that:

(i)	the transaction may breach any laws or regulations in Australia or any other country binding on that Financier;

(ii)

the transaction involves any person (natural, corporate or governmental) in a manner that would breach economic and trade sanctions imposed by Australia, the United States, the European Union or any country binding on that Financier; or

(iii)

the transaction may directly or indirectly involve the proceeds of, or be applied for the purposes of, conduct which is unlawful in Australia or any other country and the transaction would breach or cause that Financier to breach any laws or regulations binding on that Financier.

(b)

Each Borrower must provide all information to each Financier which that Financier reasonably requires in order to manage its anti-money laundering, counter-terrorism financing or economic and trade sanctions risk or to comply with any laws or regulations in Australia or any other country. Each Borrower agrees that a Financier may disclose any information concerning a Borrower or any Transaction Party to any law enforcement, regulatory agency or court where and to the extent required by any such law or regulation or authority in Australia or elsewhere.

(c)

Each Borrower declares and undertakes to each Financier that to the best of its knowledge, information and belief the processing of any transaction by the Financier in accordance with that Borrower’s instructions will not breach any laws or regulations in Australia or any other country relevant to the transaction.

11	FATCA

(a)

No additional amount is payable to a Financier under clause 3 (Payments), clause 9.1 (Increased costs) or clause 12.1 (Tax) of the Common Terms Deed Poll, if the obligation to do so is attributable to a FATCA Deduction required to be made by a Transaction Party in respect of the Facility.

(b)

Each party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. Despite the terms of the Common Terms Deed Poll, if a Transaction Party is required to make a FATCA Deduction in respect of the Facility, the Transaction Party shall not be required to pay any additional amount in respect of that FATCA Deduction under clause 3 (Payments), clause 9.1 (Increased costs) or clause 12.1 (Tax) of the Common Terms Deed Poll.

(c)

Each party shall promptly upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the party to whom it is making the payment and, in addition, shall notify the Initial Borrower, the Facility Agent and the Financiers.

(d)	Subject to paragraph (f) below, each party shall, within ten Business Days of a reasonable request by another party:

(i)	confirm to that other party whether or not it is a FATCA Exempt Party; and

(ii)

supply to that other party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other party reasonably requests for the purposes of that other party’s compliance with FATCA.

Syndicated Revolving Facility Agreement

(e)

If a party confirms to another party pursuant to paragraph (d)(i) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

(f)	Paragraph (d) above shall not oblige any Financier or the Facility Agent to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(g)	If a party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (d) above (including where paragraph (f) above applies), then:

(i)	if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)

if that party failed to confirm its applicable “passthru payment percentage” then such party shall be treated for the purposes of the Finance Documents (and payments made under them) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the party in question provides the requested confirmation, forms, documentation or other information.

(h)	If a Borrower is a US Tax Obligor, or where the Facility Agent reasonably believes that its obligations under FATCA require it, each Financier shall, within ten Business Days of:

(i)	where a Borrower is a US Tax Obligor and the relevant Financier is an Initial Financier, the date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor and the relevant Financier is not an Initial Lender, the date of the relevant assignment or transfer;

(iii)	the date a US Tax Obligor becomes a new Borrower under this Agreement; or

(iv)	where the Borrower is not a US Tax Obligor, the date of a request from the Facility Agent supply to the Facility Agent:

(v)	a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or

(vi)	any withholding statement and other documentation, authorisations and waivers as the Facility Agent may require to certify or establish the status of such Financier under FATCA.

The Facility Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Financier pursuant to this paragraph (h) to the Initial Borrower and shall be entitled to rely on any such withholding certificate, withholding statement, documentation, authorisations and waivers provided without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with this paragraph (h).

Syndicated Revolving Facility Agreement

(i)

Each Financier agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Facility Agent pursuant to paragraph (h) above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, documentation, authorisations and waivers or promptly notify the Facility Agent in writing of its legal inability to do so. The Facility Agent shall provide any such updated withholding certificate, withholding statement, documentation, authorisations and waivers to the Initial Borrower. The Facility Agent shall not be liable for any action taken by it under or in connection with this paragraph (i).

12	Liquidity Bills

(a)	Each Borrower irrevocably and for value authorises each Financier, at its option, to prepare Liquidity Bills in respect of a Funding Portion so that:

(i)

their total face value amount does not exceed the outstanding principal amount of the Financier’s share of the Funding Portion (as notified by the Facility Agent under clause 5.1) and total interest payable to the Financier in respect of the Funding Portion; and

(ii)	their maturity date is not later than the last day of the Interest Period for that Funding Portion,

and to sign them as drawer or endorser in the name of and on behalf of a Borrower.

(b)	A Financier may negotiate or deal with any Liquidity Bill prepared by it as it sees fit and for its own benefit.

(c)	A Financier must pay any Tax on or in respect of the Liquidity Bills and any dealing with the Liquidity Bills in respect of that Financier.

(d)

Each Financier indemnifies each Borrower against any Loss which that Borrower suffers, incurs or is liable for in respect of that Borrower being a party to a Liquidity Bill in respect of that Financier.

(e)

Nothing in clause 12(d) affects a Borrower’s obligations under this Agreement (including its obligations in relation to the payment of the Secured Moneys) which are absolute and unconditional obligations and not affected by any actual or contingent liability of any Financier to any Borrower under clause 12(d).

(f)

If a Borrower discharges any Liquidity Bill by payment, the amount of that payment is regarded as applied on the date of payment against the money owing by that Borrower to the Financier who prepared that Liquidity Bill.

13	Fees

13.1	Commitment fee

(a)

A commitment fee accrues at the rate of 50% of the applicable Margin that would apply in relation to a Funding Portion outstanding on the date the fee is payable on the daily amount of the Net Commitment (if any) of each Financier from the date of this Agreement to (and including) the last date of the Availability Period.

Syndicated Revolving Facility Agreement

(b)	The Initial Borrower shall pay (or procure payment of) the accrued commitment fee for the period from the date of this Agreement up to (and including) Financial Close on the earlier of:

(i)	Financial Close; and

(ii)	the date on which any Commitment is terminated.

(c)

The Initial Borrower shall pay (or procure payment of) the accrued commitment fee for the period after Financial Close on the last Business Day of each calendar quarter and at the end of the Availability Period.

13.2	Establishment fee

The Initial Borrower shall pay (or procure payment) to the Facility Agent for the account of the Initial Financiers the establishment fees as agreed between the Initial Borrower and the Initial Financiers.

13.3	Agent’s fees

The Initial Borrower shall pay (or procure payment to) the Facility Agent its fees as agreed between the Initial Borrower and the Facility Agent.

14	Interest on Overdue Amounts

14.1	Accrual

Except where the relevant Finance Document provides otherwise, interest accrues on each unpaid amount which is due and payable by a Borrower under or in respect of any Finance Document (including interest under this clause):

(a)

on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;

(b)	both before and after judgment (as a separate and independent obligation); and

(c)	at the rate determined by the Facility Agent to be the sum of 2% pa plus the higher of:

(i)	the rate (if any) applicable to the unpaid amount immediately before the due date; and

(ii)	the Funding Rate, based on an Interest Period of 30 days and, the Margin.

14.2	Payment

Each Borrower shall pay interest accrued under this clause on demand by the Facility Agent and on the last Business Day of each calendar quarter. That interest is payable in the currency of the unpaid amount on which it accrues.

15	Break Costs

A Borrower must, within 3 Business Days of demand by the Facility Agent, pay (without double counting in respect of amounts paid under clause 11.1(b) of the Common Terms Deed Poll) to the Facility Agent for the account of each Financier its Break Costs attributable to all or any part of a Funding Portion being repaid or prepaid by that Borrower on a day other than the last day of the Interest Period for that Funding Portion.

Syndicated Revolving Facility Agreement

16	Assignments

16.1	Assignment by Borrowers

A Borrower may only assign or transfer any of its rights or obligations under this Agreement with the prior written consent of the Facility Agent acting on the instructions of all Financiers.

16.2	Assignment by Financiers

A Financier may assign or transfer all or any of its rights or obligations under the Finance Documents at any time if:

(a)	any necessary prior Authorisation is obtained;

(b)

except if an Event of Default is continuing, in the case of any Financier, its remaining participation (if any) and the participation of the transferee or assignee in the Commitments is not less than A$30,000,000;

(c)	the transferee or assignee is:

(i)

a Related Body Corporate of the Financier or another Financier (in which case clause 16.2(b) shall not apply), and the Initial Borrower has been given prior written notice of the transfer or assignment;

(ii)	a bank or financial institution if:

(A)	where the transfer complies with clause 16.2(b), the Initial Borrower has been given prior written notice of the transfer or assignment; or

(B)	where the transfer does not comply with clause 16.2(b), the Initial Borrower has given prior written consent to the transfer or assignment; or

(iii)	any person if an Event of Default is continuing; and

(d)	in the case of a transfer of obligations, the transfer is effected by a substitution under clause 16.4.

16.3	Securitisation

A Financier may, without the consent of any Transaction Party but with prior written notice to the Initial Borrower, assign, transfer, sub-participate or otherwise deal with all or any part of its rights and benefits under the Finance Documents to a securitisation vehicle so long as the Financier remains the lender of record.

16.4	Substitution certificates

(a)

If a Financier wishes to substitute a new bank or financial institution for all or part of its participation under this Agreement, it and the substitute shall execute and deliver to the Facility Agent 4 counterparts of a certificate substantially in the form of Annexure D together with a registration fee of $3,500 plus GST (where the substitute is an authorised deposit taking institution (as defined in the Banking Act 1959 (Cth)) or such other amount advised by the Facility Agent from time to time (where the substitute is not an authorised deposit taking institution (as defined in the Banking Act 1959 (Cth)).

(b)

On receipt of the certificate and registration fee, if the Facility Agent is satisfied that the substitution complies with clause 16.2 and the Facility Agent has completed all “know your customer” checks to its satisfaction in relation to the substitution, it shall promptly:

(i)	notify the Initial Borrower;

(ii)	countersign the counterparts on behalf of all other parties to this Agreement;

Syndicated Revolving Facility Agreement

(iii)	enter the substitution in a register kept by it (which will be conclusive); and

(iv)	retain one counterpart and deliver the others to the Retiring Financier, the Substitute Financier and the Initial Borrower.

(c)

When the certificate is countersigned by the Facility Agent the Retiring Financier will be relieved of its obligations, and the Substitute Financier will be bound by the Finance Documents, as stated in the certificate.

(d)	Each other party to this Agreement irrevocably authorises the Facility Agent to sign each certificate on its behalf.

16.5	Change of Lending Office

A Financier may change its Lending Office if it first notifies and consults with the Initial Borrower.

16.6	No increased costs

Despite anything to the contrary in this Agreement, if a Financier assigns its rights under this Agreement or changes its Lending Office, a Borrower will not be required to pay any net increase in the total amount of costs, Taxes, fees or charges which is a direct result of the assignment or change and of which that Financier or its assignee was aware or ought reasonably to have been aware on the date of the assignment or change. For this purpose only, a substitution under clause 16.4 will be regarded as an assignment.

16.7 New Borrower

Any Guarantor incorporated in Australia may become a Borrower if the Facility Agent has received the following in form and substance satisfactory to it:

(a)	(verification certificate) a certificate in relation to that Guarantor given by two officers of that Guarantor substantially in the form of Annexure C;

(b)	(completed documents) a Borrower Assumption Letter duly executed by that Guarantor;

(c)

(know your customer) evidence of receipt of all “know your customer” documentation which is reasonably required by the Facility Agent to permit each Financier to carry out all necessary “know your customer” or other similar checks under all applicable anti-money laundering laws and regulations; and

(d) (legal opinion) an opinion of legal advisers to the Initial Borrower.

17	Relations between Facility Agent and Financiers

17.1	Appointment of Facility Agent

Each Financier appoints the Facility Agent to act as its agent under the Finance Documents and authorises the Facility Agent to do the following on its behalf:

(a)	amend or waive compliance with any provision of the Finance Documents in accordance with the Finance Documents (including clause 17.5);

(b)	all things which the Finance Documents expressly require the Facility Agent to do, or contemplate are to be done by the Facility Agent, on behalf of the Financiers; and

(c)	all things which are incidental or ancillary to the Powers of the Facility Agent described in clauses 17.1(a) or 17.1(b).

17.2	Facility Agent’s capacity

The Facility Agent:

Syndicated Revolving Facility Agreement

(a)	in its capacity as a Financier, has the same obligations and Powers under each Finance Document as any other Financier as though it were not acting as the Facility Agent; and

(b)	may engage in any kind of banking or other business with any Transaction Party without having to notify or account to the Financiers.

17.3	Facility Agent’s obligations

(a)	The Facility Agent has only those duties and obligations which are expressly specified in the Finance Documents.

(b)	The Facility Agent is not required to:

(i)	keep itself informed as to the affairs of any Transaction Party or its compliance with any Finance Document; or

(ii)	review or check the accuracy or completeness of any document or information it forwards to any Financier or other person.

17.4	Facility Agent’s powers

(a)	Except as specifically set out in the Finance Documents (including clause 17.5), the Facility Agent may exercise its Powers under the Finance Documents:

(i)	as it thinks fit in the best interests of the Financiers; and

(ii)	without consulting with or seeking the instructions of the Financiers.

(b)	The exercise by the Facility Agent of any Power in accordance with this clause 17 binds all the Financiers.

17.5	Instructions to Facility Agent

The Facility Agent:

(a)	must exercise its Powers in accordance with any instructions given to it by the Majority Financiers or, if specifically required to do so under a Finance Document, all Financiers;

(b)	must not:

(i)	amend any provision of a Finance Document which has the effect of:

(A)	increasing the obligations of any Financier; or

(B)	changing the terms of payment of any amounts payable under the Finance Documents to any Financier; or

(C)	changing the manner in which those payments are to be applied; or

(D)	changing the definition of Majority Financiers; or

(E)	changing this clause 17.5,

in each case without the consent of all of the Financiers;

(ii)

amend any other provision of any Finance Document without the consent of the Majority Financiers unless the Facility Agent is satisfied that the amendment is made to correct a manifest error or an error of a formal or technical nature only; or

(iii)

otherwise exercise any Power which the Finance Documents specify are to be exercised with the consent or in accordance with the instructions of all Financiers or the Majority Financiers or some other number of Financiers, or amend any such requirement, except with that consent or in accordance with those instructions; and

(c)

may refrain from acting, whether in accordance with the instructions of the Financiers, the Majority Financiers or otherwise, until it has received security for any amount it reasonably believes may become payable to it by the Financiers under clause 17.12.

Syndicated Revolving Facility Agreement

17.6	Assumptions as to authority

Each Transaction Party may assume, without inquiry, that any action of the Facility Agent under the Finance Documents is in accordance with any required authorisations, consents or instructions from the Financiers or the Majority Financiers (as the case may be).

17.7	Facility Agent’s liability

Neither the Facility Agent nor any Related Body Corporate of the Facility Agent nor any of their respective directors, officers, employees, agents or successors is responsible to the Financiers or a Transaction Party for:

(a)

any recitals, statements, representations or warranties contained in any Finance Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Finance Document;

(b)

the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Finance Document (other than as against the Facility Agent) or any other certificate or document referred to or provided for in, or received by any of them under, any Finance Document;

(c)	any failure by a Transaction Party or any Financier to perform its obligations under any Finance Document; or

(d)

any action taken or omitted to be taken by it or them under any Finance Document or in connection with any Finance Document except in the case of its or their own fraud or wilful misconduct or gross negligence.

17.8	Delegation

The Facility Agent may employ agents and attorneys but will continue to be liable for the acts or omissions of such agents and attorneys.

17.9 Distribution	by Facility Agent

Unless any Finance Document expressly provides otherwise, the Facility Agent shall promptly distribute amounts received under any Finance Document firstly to itself for all amounts due to it in its capacity as Facility Agent, then for the account of the Financiers rateably among them according to their Commitments. To make any distribution the Facility Agent may buy and sell currencies in accordance with its normal procedures.

17.10 Facility	Agent entitled to rely

The Facility Agent may rely on:

(a)

any certificate, communication, notice or other document (including any facsimile transmission or telegram) it believes to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons; and

(b)	advice and statements of solicitors, independent accountants and other experts selected by the Facility Agent with reasonable care.

Syndicated Revolving Facility Agreement

17.11 Provision of information

(a)	The Facility Agent must forward to each Financier:

(i)	notice of the occurrence of any Default promptly after the Facility Agent becomes actually aware of it;

(ii)	a copy of each report, notice or other document which is intended for redistribution promptly after the Facility Agent receives it from a Transaction Party under any Finance Document; and

(iii)	a copy of each notice or other document that the Facility Agent considers material, promptly after the Facility Agent delivers it to a Transaction Party under any Finance Document.

(b)	The Facility Agent is not to be regarded as being actually aware of the occurrence of a Default unless the Facility Agent:

(i)	is actually aware that any payment due by a Transaction Party under the Finance Documents has not been made; or

(ii)	has received notice from a Financier or a Transaction Party stating that a Default has occurred describing the same and stating that the notice is a ‘Default Notice’.

(c)

Without limiting clause 1.2(r)(ii) of the Common Terms Deed Poll, if the Facility Agent receives a Default Notice, the Facility Agent may treat any such Default as continuing until it has received a further Default Notice from the party giving the original notice stating that the Default is no longer continuing and the Facility Agent is entitled to rely on such second notice for all purposes under the Finance Documents.

(d)

The Facility Agent is not to be regarded as having received any report, notice or other document or information unless it has been given to it in accordance with clause 15.1 of the Common Terms Deed Poll.

(e)

Except as specified in clause 17.11(a) and as otherwise expressly required by the Finance Documents, the Facility Agent has no duty or responsibility to provide any Financier with any information concerning the affairs of any Transaction Party or other person which may come into the Facility Agent’s possession.

(f)

Nothing in any Finance Document obliges the Facility Agent to disclose any information relating to any Transaction Party or other person if the disclosure would constitute a breach of any law, duty of secrecy or duty of confidentiality.

17.12 Indemnity by Financiers

The Financiers severally indemnify the Facility Agent (to the extent not reimbursed by any Transaction Party) in their Pro Rata Shares against any Loss which the Facility Agent pays, suffers, incurs or is liable for in acting as Facility Agent, and must pay such amount within 2 Business Days after demand, except to the extent such Loss is attributable to the Facility Agent’s fraud, wilful misconduct or gross negligence.

17.13 Independent appraisal by Financiers

Each Financier acknowledges that it has made and must continue to make, independently and without reliance on the Facility Agent or any other Financier, and based on the documents and information it considers appropriate, its own investigation into and appraisal of:

(a)	the affairs of each Transaction Party;

(b)	the accuracy and sufficiency of any information on which it has relied in connection with its entry into the Finance Documents; and

(c)	the legality, validity, effectiveness, enforceability and sufficiency of each Finance Document.

Syndicated Revolving Facility Agreement

17.14  Resignation and removal of Facility Agent

(a)

The Facility Agent may, by at least 10 Business Days notice to the Initial Borrower and the Financiers, resign at any time and the Majority Financiers may, by at least 10 Business Days notice to the Initial Borrower and the Facility Agent, remove the Facility Agent from office. The resignation or removal of the Facility Agent takes effect on appointment of a successor Facility Agent in accordance with this clause 17.14.

(b)

When a notice of resignation or removal is given, the Majority Financiers (after consulting with the Initial Borrower) may appoint a successor Facility Agent. If the Initial Borrower does not agree to the successor Facility Agent nominated by the Majority Financiers, then the Financiers and the Initial Borrower shall negotiate in good faith for a period of 10 Business Days and if there is still no agreement upon the expiry of that period, the decision of the Majority Financiers will prevail. If no successor Facility Agent is appointed within 20 Business Days, the Facility Agent may appoint a successor Facility Agent.

(c)

When a successor Facility Agent is appointed, and executes an undertaking to be bound as successor Facility Agent under the Finance Documents, the successor Facility Agent succeeds to and becomes vested with all the Powers and duties of the retiring Facility Agent, and the retiring Facility Agent is discharged from its duties and obligations under the Finance Documents.

(d)

After any retiring Facility Agent’s resignation or removal, this Agreement continues in effect in respect of any actions which the Facility Agent took or omitted to take while acting as the Facility Agent.

(e)

The Facility Agent shall resign in accordance with paragraph (a) above (and, to the extent applicable), shall use reasonable endeavours to appoint a successor Facility Agent if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)

the Facility Agent fails to respond to a request under clause 11 and the Initial Borrower or a Financier reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Facility Agent pursuant to clause 11 indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Initial Borrower and the Financiers that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Initial Borrower or a Financier reasonably believes that a party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Initial Borrower or that Financier, by notice to the Facility Agent, requires it to resign.

Syndicated Revolving Facility Agreement

17.15	Institution of actions by Financiers

(a)

A Financier must not institute any legal proceedings against a Transaction Party to recover amounts owing to it under the Finance Documents, without giving the Facility Agent and each other Financier a reasonable opportunity to join in the proceedings or agree to share the costs of the proceedings.

(b)

If a Financier does not join in an action against a Transaction Party or does not agree to share in the costs of the action (having been given a reasonable opportunity to do so by the Financier bringing the action), it is not entitled to share in any amount recovered by the action until all the Financiers who did join in the action or agree to share the costs of the action have received in full all money payable to them under the Finance Documents.

17.16	Identity of Financiers

The Facility Agent may treat each Financier as the absolute legal and beneficial holder of its rights under the Finance Documents for all purposes, despite any notice to the contrary, unless otherwise required by law.

17.17	Address for notices to the Facility Agent

The Facility Agent’s address, fax number and email address is those set out below, or as the Facility Agent notifies the sender:

Address:	Level 22, Darling Park Tower 1, 201 Sussex Street, Sydney NSW 2000

Email address:	agencygroup@cba.com.au

Fax number:	+61 2 9118 4001

Attention:	Steven Furlong, Vice President—Agency

17.18   Disenfranchisement for certain Debt Purchase Transactions

(a)	For so long as any Borrower Affiliate beneficially owns a Commitment or is a party to a Debt Purchase Transaction:

(i)

any Principal Outstanding in respect of that Commitment or Debt Purchase Transaction is taken to be zero for the purpose of determining who are the Majority Financiers for any approval, consent, waiver, amendment or other matter requiring a vote, instruction or direction by Financiers under the Finance Documents; and

(ii)

that Borrower Affiliate and any other person with whom it has entered into a Debt Purchase Transaction will be taken not to be a Financier for the purposes of instructing the Facility Agent (unless, in the case of that other person, it is a Financier in respect of another Commitment).

(b)

Each Financier must promptly notify the Facility Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Borrower Affiliate, together with the amount of Commitment to which the Debt Purchase Transaction relates.

(c)	Each Financier that is a Borrower Affiliate agrees that (unless the Facility Agent otherwise agrees):

(i)

it is not entitled to receive the agenda or any minutes of, nor to attend or participate in, any meeting or conference call to which all Financiers or the Majority Financiers are invited to attend or participate in; and

(ii)	it is not entitled to receive any report or other document prepared at the request of, or on the instructions of, the Facility Agent or one or more of the Financiers.

Syndicated Revolving Facility Agreement

(d)	In this clause:

(i)	Borrower Affiliate means:

(A)	a Transaction Party and each member of the FOXTEL Group;

(B)	a Related Body Corporate of any person described in paragraph (A) above;

(C)	any entity, or the trustee of any trust or fund, which is managed or controlled by any person described in paragraph (A) or (B) above; and

(D)	any partnership of which any person described in paragraph (A) or (B) above is a partner.

(ii)	Debt Purchase Transaction means, in relation to a person, a transaction where that person:

(A)	purchases by way of assignment or transfer; or

(B)	enters into any sub-participation (or any agreement or arrangement having an economic substantially similar effect as a sub-participation) in respect of,

any Commitment or Principal Outstanding.

18	Facility Agent Dealings

Except where expressly provided otherwise:

(a)	all correspondence under or in relation to the Finance Documents between a Financier on the one hand, and a Transaction Party on the other, will be addressed to the Facility Agent; and

(b)	the Financiers and the Transaction Parties severally agree to deal with and through the Facility Agent in accordance with this Agreement.

19	Control Accounts

The accounts kept by the Facility Agent constitute sufficient evidence, unless proven wrong, of the amount at any time due from any Borrower under this Agreement.

20	Proportionate Sharing

20.1	Sharing

(a)

Whenever a Financier (Financier A) receives or recovers any money in respect of any sum due from a Borrower under this Agreement in any way (including by set-off) except through distribution by the Facility Agent under this Agreement:

(i)	Financier A will promptly notify the Facility Agent and pay an amount equal to the amount of that money to the Facility Agent (unless the Facility Agent directs otherwise); and

(ii)	the Facility Agent will deal with the amount as if it were a payment by the Borrower on account of all sums then payable to the Financiers.

(b)	Unless paragraph (c) applies:

(i)

the payment or recovery will be taken to have been a payment for the account of the Facility Agent and not to Financier A for its own account, and the liability of that Borrower to Financier A will only be reduced to the extent of any distribution received by Financier A under paragraph (a)(ii); and

Syndicated Revolving Facility Agreement

(ii)

(without limiting sub-paragraph (i)) each Borrower shall indemnify Financier A against a payment under paragraph (a)(i) to the extent that (despite sub-paragraph (i)) its liability has been discharged by the recovery or payment.

(c)	Where:

(i)	the money referred to in paragraph (a) was received or recovered otherwise than by payment (for example, set-off); and

(ii)

that Borrower, or the person from whom the receipt or recovery is made, is insolvent at the time of the receipt or recovery, or at the time of the payment to the Facility Agent, or becomes insolvent as a result of the receipt, or recovery or the payment, then the following will apply so that the Financiers have the same rights and obligations as if the money had been paid by that Borrower to the Facility Agent for the account of the Financiers and distributed accordingly:

(iii)

each other Financier will assign to Financier A an amount of the debt owed by that Borrower to that Financier under the Finance Documents equal to the amount received by that Financier under paragraph (a);

(iv)	Financier A will be entitled to all rights (including interest and voting rights) under the Finance Documents in respect of the debt so assigned; and

(v)	that assignment will take effect automatically on payment of the distributed amount by the Facility Agent to the other Financier.

(d)

If Financier A is required to disgorge or unwind all or part of the relevant recovery or payment then the other Financiers shall repay to the Facility Agent for the account of Financier A the amount necessary to ensure that all the Financiers share rateably in the amount of the recoveries or payments retained. Paragraphs (b) and (c) above apply only to the retained amount.

20.2	Arrangements with unrelated parties

This clause does not apply to receipts and recoveries by a Financier under arrangements (including credit derivatives and sub-participations) entered into by the Financier in good faith with parties unrelated to the Transaction Parties to cover some or all of its risk.

20.3	Unanticipated default

(a)

The Facility Agent may assume that a party (the Payer) due to make a payment for the account of another party (the Recipient) makes that payment when due unless the Payer notifies the Facility Agent at least one Business Day before the due date that the Payer will not be making the payment.

(b)	In reliance on that assumption, the Facility Agent may make available to the Recipient on the due date an amount equal to the assumed payment.

(c)

If the Payer does not in fact make the assumed payment, the Recipient shall repay the Facility Agent the amount on demand. The Payer will still remain liable to make the assumed payment, but until the Recipient does repay the amount, the Payer’s liability will be to the Facility Agent in the Facility Agent’s own right.

Syndicated Revolving Facility Agreement

(d)

If the Payer is a Transaction Party any interest on the amount of the assumed payment accruing before recovery will belong to the Facility Agent. If the Payer is a Financier that Financier shall pay interest on the amount of the assumed payment at the rate determined by the Facility Agent, in line with its usual practice, for advances of similar duration to financial institutions of the standing of the Financier.

21	Governing law and jurisdiction

(a)	This Agreement is governed by the laws of New South Wales.

(b)	Each Borrower irrevocably and unconditionally submits to the non exclusive jurisdiction of the courts of New South Wales.

(c)

Each Borrower irrevocably and unconditionally waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum or those courts not having jurisdiction.

(d)

Each Borrower irrevocably waives any immunity in respect of its obligations under this Agreement that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment prior to judgment, attachment in aid of execution or execution.

(e)	A Finance Party may take proceedings in connection with the Finance Documents in any other court with jurisdiction or concurrent proceedings in any number of jurisdictions.

22	Counterparts

This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

Syndicated Revolving Facility Agreement

Schedule 1

Initial Financiers

Name and address	ABN/ACN/ARBN	Commitment
Commonwealth Bank of Australia Level 21 Darling Park Tower 1 201 Sussex Street Sydney NSW 2000 Facsimile:	48 123 123 124	A$	75,000,000
Australia and New Zealand Banking Group Limited Level 14 20 Martin Place Sydney NSW 2000 Facsimile:	11 005 357 522	A$	75,000,000
National Australia Bank Limited Level 18 255 George Street Sydney NSW 2000 Facsimile:	12 004 044 937	A$	75,000,000
Westpac Banking Corporation Level 3 Westpac Place 275 Kent Street Sydney NSW 2000 Facsimile:	33 007 457 141	A$	75,000,000

Syndicated Revolving Facility Agreement

Schedule 2

Initial conditions precedent

1	Verification Certificate

A certificate in relation to the Initial Borrower given by two officers of the Initial Borrower, substantially in the form of Annexure C.

2	Finance Documents

(a)	An original of this Agreement duly executed by the Initial Borrower.

(b)

A Finance Party Nomination Letter duly executed by the Initial Borrower nominating the Facility Agent a Financier Representative, each Initial Financier a Financier and this Agreement a Finance Document for the purposes of the Common Terms Deed Poll.

(c)

A Senior Debt Nomination Letter (as that term is defined in the Subordination Deed) duly executed by the Initial Borrower nominating each Initial Financier a Senior Lender, the Facility Agent a Senior Lender Representative, this Agreement a Senior Debt Document and each Initial Financiers’ Commitment as Senior Commitments for the purposes of the Subordination Deed.

3	Existing Syndicated Facility Agreement

Evidence that all or part of the first Funding Portion will be applied to refinance the Existing Syndicated Facility Agreement so that on the first Funding Date all amounts outstanding under the Existing Syndicated Facility Agreement will be repaid in full and all commitments under it cancelled.

4	Legal Opinion

An opinion of Allens, Australian legal advisers to the Initial Borrower addressed to the Finance Parties concerning the Finance Documents.

5	Fees

Payment of all fees due and payable under the Finance Documents (including each Finance Party’s legal costs and expenses in relation to negotiation and preparation of, and entry into, the Finance Documents).

Syndicated Revolving Facility Agreement

Executed as an agreement.

INITIAL BORROWER

Signed by FOXTEL Management Pty Limited as Initial Borrower by:

/s/ Richard Freudenstein	/s/ Lynette Ireland
Director	Director/Secretary

Richard Freudenstein	Lynette Ireland
Print Name	Print Name

Syndicated Revolving Facility Agreement

THE INITIAL FINANCIERS

Signed for Commonwealth Bank of Australia by its attorney in the presence of:

/s/ Angela Li	/s/ David Sim
Witness Signature	Attorney Signature

Angela Li	David Sim
Print Name	Print Name

Signed for Australia and New Zealand Banking Group Limited by its attorney in the presence of:

/s/ Anastasia Kalogiannis	/s/ Regan Kerr
Witness Signature	Attorney Signature

Anastasia Kalogiannis	Regan Kerr
Print Name	Print Name

Signed for National Australia Bank Limited by its attorney in the presence of:

/s/ Richard Heath	/s/ Joanne Hahlos
Witness Signature	Attorney Signature

Richard Heath	Joanne Hahlos
Print Name Associate Director	Print Name Director

Syndicated Revolving Facility Agreement

Signed for Westpac Banking Corporation by its attorney in the presence of:

/s/ Michael Carroll	/s/ Dean O’Neill
Witness Signature	Attorney Signature

Michael Carroll	Dean O’Neill
Print Name	Print Name Tier Three Attorney

Syndicated Revolving Facility Agreement

THE AGENT

Signed for Commonwealth Bank of Australia by its attorney in the presence of:

/s/ Tom Oreskovic	/s/ Steven Furlong

Witness Signature Tom Oreskovic	Attorney Signature Steven Furlong
Print Name	Print Name

Syndicated Revolving Facility Agreement

Annexure A

Borrower Assumption Letter

TO:	Commonwealth Bank of Australia (as Facility Agent)

From:	[New Borrower]

Dated: [*]

Dear Sirs

Re:

Syndicated revolving facility agreement (Facility Agreement) dated on or about [*] 2013 between FOXTEL Management Pty Limited (as Initial Borrower), each party listed in Schedule 1 to that agreement (as Initial Financiers) and the Facility Agent.

1.

We refer to the Facility Agreement. This is a Borrower Assumption Letter. Terms used in the Facility Agreement have the same meaning in this Borrower Assumption Letter unless given a different meaning in this Borrower Assumption Letter.

2.	[New Borrower] agrees to become a party to the Facility Agreement as a New Borrower and to by bound by the terms of the Facility Agreement as a Borrower.

3.

[New Borrower] acknowledges having received a copy of and approved the Facility Agreement together with all other documents and information it requires in connection with the Facility Agreement before signing this letter.

4.	This letter is governed by New South Wales law.

[If the New Borrower is signing under a Power of Attorney] [each attorney executing this letter states that he or she has no notice of revocation or suspension of his or her power of attorney.]

[Insert execution clause for New Borrower]

Syndicated Revolving Facility Agreement

Annexure B

Funding Notice

To:	Commonwealth Bank of Australia (Facility Agent)

We refer to the syndicated revolving facility agreement (Facility Agreement) dated on or about [*] 2013 between FOXTEL Management Pty Limited (as Initial Borrower), each party listed in Schedule 1 to that agreement (as Initial Financiers) and the Facility Agent.

Expressions defined in the Facility Agreement have the same meaning when used in this Funding Notice.

Under clause 5.1 of the Facility Agreement:

(a)	We give you notice that we wish to draw on [insert Funding Date] (Funding Date).

(b)	The aggregate amount to be drawn is A$[*].

(c)	Particulars of each Funding Portion are as follows:

Amount	Interest Period
[*]	[*]

(d)	The proceeds of each Funding Portion are to be used in accordance with clause 3 of the Facility Agreement.

(e)	We request that the proceeds of the Funding Portion be remitted to account number [*] at [*].

(f)

Except as disclosed in paragraph (g)] each representation and warranty given under a Finance Document (other than the representation and warranty in clause 4.1(m) of the Common Terms Deed Poll) is true and correct in all material respects, and is not misleading in any material respect, as though they are made in respect of the facts and circumstances subsisting as at the date of this Funding Notice.

(g)	[Details of the exception to paragraph (f) are as follows: [*]]

(h)	We represent and warrant that no [Default]/[Event of Default] is continuing or will result from the provision of the Funding Portions referred to in this Funding Notice.

Syndicated Revolving Facility Agreement

Date:

Signed for and on behalf of [insert name of Borrower] by

Officer

Name (please print)

Syndicated Revolving Facility Agreement

Annexure C

Verification Certificate

Note: To be signed by two officers of the relevant company.

TO:	Commonwealth Bank of Australia (as Facility Agent)

Syndicated Revolving Facility for FOXTEL Management Pty Limited

We are [two directors]/[a director and the secretary] of [*] (the Company).

We refer to the syndicated revolving facility agreement (Facility Agreement) dated on or about [*] 2013 between FOXTEL Management Pty Limited (as Initial Borrower), each party listed in Schedule 1 to that agreement (as Initial Financiers) and the Facility Agent.

Definitions in the Facility Agreement apply in this Certificate.

Attached are true, up-to-date and complete copies of the following.

(a)

[A power of attorney under which the Company executed any Finance Document to which it is expressed to be a party relating to the above facility. That power of attorney has not been revoked by the Company and remains in full force and effect.]

(b)	Extracts of minutes of a meeting of the directors of the Company authorising execution of any Finance Document to which it is expressed to be a party relating to the above facility.

(c)	A certificate of incorporation and constituent documents for the Company, if they are not already held by the Facility Agent.

(d)	Specimen signatures of all those authorised to give drawdown and other notices for the Company.

If any of the documents in paragraph (c) are already held by the Facility Agent, we confirm [they are complete and up-to-date the attached amendments are all subsequent amendments to them].

The Company is solvent.

Director

[Director]/[Secretary]

Syndicated Revolving Facility Agreement

Annexure D

Substitution Certificate

This Agreement is made on [                ] between the following parties:

1.	[ ]

ABN [                ]

(Retiring Financier)

2.	[ ]

ABN [            ]

(Substitute Financier)

3.	Commonwealth Bank of Australia

ABN 48 123 123 124

(Facility Agent)

1	Interpretation

1.1	Incorporated definitions

A word or phrase defined in the Facility Agreement has the same meaning when used in this Agreement.

1.2	Definitions

In this Agreement:

Facility Agreement means the syndicated revolving facility agreement (Facility Agreement) dated on or about [*] 2013 between FOXTEL Management Pty Limited (as Initial Borrower), each party listed in Schedule 1 to that agreement (as Initial Financiers) and the Facility Agent.

Substituted Commitment means the Commitment of the Retiring Financier and the participation in the Principal Outstanding drawn under that Commitment in respect of the following Funding Portions:

Date	Interest Period	Amount of Participation
[*]	[*]	[*]

amounting to a principal amount of A$[*].

Substitution Date means [*].

1.3	Interpretation

(a)	Clause 1 of the Facility Agreement applies to this Agreement as if set out in full in this Agreement.

(b)

A reference in this Agreement to ‘identical’ rights or obligations is a reference to rights or obligations substantially identical in character to those rights or obligations rather than identical as to the person entitled to them or obliged to perform them.

1.4	Capacity

(a)	The Facility Agent enters into this Agreement for itself and as agent for each of the parties to the Facility Agreement (other than the Retiring Financier).

Syndicated Revolving Facility Agreement

2	Substitution

2.1	Effect of substitution

With effect on and from the Substitution Date:

(a)	no party to the Finance Documents has any further obligation to the Retiring Financier in relation to the Substituted Commitment;

(b)	the Retiring Financier is released from and has no further rights or obligations to a party to the Finance Documents in relation to the Substituted Commitment and any Finance Document to that extent;

(c)

the Facility Agent grants to the Substitute Financier rights which are identical to the rights which the Retiring Financier had in respect of the Substituted Commitment and any Finance Document to that extent; and

(d)

the Substitute Financier assumes obligations towards each of the parties to the Finance Documents which are identical to the obligations which the Retiring Financier was required to perform in respect of the Substituted Commitment before the acknowledgment set out in 2.1(b).

2.2	Substitute Financier a Financier

With effect on and from the Substitution Date:

(a)	the Substitute Financier is taken to be a party to the Finance Documents with a Commitment equal to the Substituted Commitment and the Facility Agreement is amended accordingly; and

(b)	a reference in the Common Terms Deed Poll and Facility Agreement to ‘Financier’ includes a reference to the Substitute Financier.

2.3	Preservation of accrued rights

(a)

The Retiring Financier and all other parties to the Finance Documents remain entitled to and bound by their respective rights and obligations in respect of the Substituted Commitment and any of their other rights and obligations under the Finance Documents which have accrued up to the Substitution Date.

3	Acknowledgments

3.1	Copies of documents

The Substitute Financier acknowledges that it has received a copy of the Common Terms Deed Poll and the Facility Agreement and all other information which it has requested in connection with those documents.

3.2	Acknowledgment

The Substitute Financier acknowledges and agrees as specified in clause 17.13 of the Facility Agreement, which applies as if references to the Facility Agent included the Retiring Financier and references to any Finance Document included this Agreement.

4	Payments

4.1	Payments by Facility Agent

With effect on and from the Substitution Date, the Facility Agent must make all payments due under the Finance Documents in connection with the Substituted Commitment to the Substitute Financier, without having any further responsibility to the Retiring Financier in respect of the same.

Syndicated Revolving Facility Agreement

4.2	As between Financiers

The Retiring Financier and the Substitute Financier must make directly between themselves the payments and adjustments which they agree with respect to accrued interest, fees, costs and other rights or other amounts attributable to the Substituted Commitment which accrue before the Substitution Date.

5	Outstanding Liquidity Bills

The Substitute Financier indemnifies the Retiring Financier against any Loss which the Retiring Financier suffers, incurs or is liable for as acceptor, endorser or discounter of any outstanding Liquidity Bills prepared by the Retiring Financier in relation to the Substituted Commitment.

6	Warranty

Each of the Retiring Financier and the Substitute Financier represent and warrant to the other parties that the requirements of clause 16 of the Facility Agreement have been complied with in relation to the Substituted Commitment.

7	Details of Substitute Financier

The Lending Office and its notice details for correspondence of the Substitute Financier is as follows:

Address:            [*];

Attention:          [*]; and

Facsimile:          [*].

8	General

Clause 15 of the Common Terms Deed Poll applies to this Agreement as if it were set out in full in this Agreement.

9	Attorneys

Each of the attorneys executing this Agreement states that the attorney has no notice of revocation of that attorney’s power of attorney.

Syndicated Revolving Facility Agreement

Executed as an agreement

Retiring Financier:

Signed for [ ] by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Substitute Financier:

Signed for [ ] by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Facility Agent:

Signed for Commonwealth Bank of Australia by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name